UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 24, 2011

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 24, 2010, the Board of Directors and Audit Committee of SCOLR Pharma, Inc. (the “Company”), determined that the Company’s financial statements for the first three quarterly periods of 2010, should no longer be relied upon because of errors in such financial statements related to the Company’s accounting for a warrant which includes an anti-dilution feature.

The Company plans to restate its financial statements for the first three quarters of 2010 within the Company’s annual report on Form 10-K, which it expects to file on or about March 29, 2011. The Company does not intend to restate separately its previously filed quarterly reports on Form 10-Q for the first three quarters of 2010. The financial statements included in such reports should not be relied on.

The restatement results from the Company’s review during the fourth quarter of 2010 of guidance relating to Emerging Issues Task Force Issue 07-5 “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (EITF 07-5), codified as ASC 815-40-15. EITF 07-5 provides guidance as to assessing equity versus liability treatment and classification for equity-linked financial instruments, including stock purchase warrants. The Company adopted EITF 07-5 on January 1, 2009, but did not properly assess the impact of an anti-dilution provision contained in an outstanding stock purchase warrant issued by the Company in 2002. Because of the anti-dilution feature, the warrant would not be considered indexed to the Company’s own stock and is therefore required under EITF 07-5 to be classified as a liability and re-measured at fair value at each reporting period, with changes in fair value recognized in operating results. Based on the Company’s qualitative and quantitative analysis, the effect of the error was considered to be immaterial to reported results of operations as well as the Company’s financial position as of and for the annual period ended December 31, 2009 and for each of the three quarters reported in 2009.

The following table presents the cumulative adjustments for each affected component of warrant liabilities and stockholders’ equity at the end of each of the periods subject to restatement (in thousands):

	Liabilities			Accumulated Deficit
(Unaudited)	Reported	Adjustment	Restated	Reported	Adjustment	Restated
March 31, 2010	$701	$390	$1,091	$(71,505)	$(390)	$(71,895)
June 30, 2010	569	165	734	(72,211)	(165)	(72,376)
September 30, 2010	526	255	781	(73,080)	(255)	(73,335)

Upon exercise or expiration of the warrant, the fair value of the warrant at that time will be reclassified to equity from liabilities. Until that time, the fair value of the warrant will be recorded as a current liability at each financial reporting date and the associated unrealized gain (loss) will be recorded in the statements of operations. The incremental impact for the unrealized gain (loss) from the valuation of warrants to purchase common stock for each of the restated quarters in 2010 is as follows (in thousands):

	Unrealized Gain/(Loss) on Fair Value of Warrants			Net Loss			Basic and Diluted Net Loss Per Share
(Unaudited )	Reported	Adjustment	Restated	Reported	Adjustment	Restated	Reported	Adjustment	Restated
Three months ended March 31, 2010	$—	$(218)	$(218)	$(833)	$(218)	$(1,051)	$(0.02)	—	$(0.02)

Three months ended June 30, 2010	—	225	225	(706)	225	(481)	(0.01)	—	(0.01)

Six months ended June 30, 2010	—	7	7	(1,539)	7	(1,532)	(0.03)	—	(0.03)

Three months ended September 30, 2010	—	(90)	(90)	(869)	(90)	(959)	(0.02)	—	(0.02)

Nine months ended September 30, 2010	$—	$(83)	$(83)	$(2,408)	$(83)	$(2,491)	(0.05)	—	(0.05)

The Company has determined that the above-mentioned restatements of its financial statements resulted from a material weakness in its internal control over financial reporting, specifically related to its controls and procedures for reviewing and implementing new accounting guidance. The Company has taken steps to remediate the material weakness and plans to implement additional procedures for reviewing and implementing new accounting guidance.

The Company’s Board of Directors and Audit Committee have discussed the matters contained in this Item 4.02 Form 8-K with the Company’s independent registered public accounting firm.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

March 29, 2011	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Chief Financial Officer